UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2006
InferX Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	0-51720 (Commission File Number)	54-1614664 (IRS Employer Identification No.)

1600 International Drive, Suite 110
McLean, Virginia (Address of principal executive offices)		22102-4860 (Zip Code)
Registrant’s telephone number, including area code: (703) 917-0880
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Effective November 22, 2006, Bryce Warren has resigned as our Vice President of Sales.
     On November 15, 2006, our Chief Financial Officer, Scott B. Parliament, agreed to assume the position of Vice President of Business Development and Marketing in addition to remaining as our CFO. We entered into a new employment agreement with Mr. Parliament that has a term of three years, is terminable by us during the term with or without cause, and is terminable by Mr. Parliament for “good reason”, including a material breach of the employment agreement not cured within 15 days. Upon termination for “good reason” by Mr. Parliament or by us without cause, Mr. Parliament would receive a six month severance payment. For the fiscal year ending December 31, 2006, Mr. Parliament’s annualized salary is $150,000. In addition, Mr. Parliament is eligible for a bonus defined in a management by objective plan for achieving certain performance targets.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
10.1	Employment Agreement with Scott B. Parliament

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2006	InferX Corporation
	By:	/s/ B.K. Gogia
B.K. Gogia
President